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                                                                      EXHIBIT 11

                           STONE CONTAINER CORPORATION
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE
                         (IN MILLIONS, EXCEPT PER SHARE)

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

                                                                              Three Months Ended            Six Months Ended
                                                                                   June 30,                      June 30,
                                                                           -------------------------     -------------------------
                                                                              1996           1995           1996           1995
                                                                           ----------     ----------     ----------     ----------
PRIMARY EARNINGS PER SHARE
  Shares of Common Stock:
    Weighted average number of common shares outstanding . . . . . . . . .       99.2           90.8           99.4           90.8
                                                                           ----------     ----------     ----------     ----------
  Primary Weighted Average Shares Outstanding. . . . . . . . . . . . . . .       99.2           90.8           99.4           90.8
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------

  Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . $    (21.1)    $    127.9     $     11.3     $    224.7
  Less:
    Series E Cumulative Convertible Exchangeable Preferred Stock
      dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (2.0)          (2.0)          (4.0)          (4.0)
                                                                           ----------     ----------     ----------     ----------
  Net income (loss) used in computing primary net income (loss)
    per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . $    (23.1)    $    125.9     $      7.3     $    220.7
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------
  PRIMARY EARNINGS PER SHARE . . . . . . . . . . . . . . . . . . . . . . . $     (.23)    $     1.39     $      .07     $     2.43
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------

FULLY DILUTED EARNINGS PER SHARE
  Shares of Common Stock:
    Weighted average number of common shares outstanding . . . . . . . . .       99.2           90.8           99.4           90.8
    Dilutive effect of options and warrants. . . . . . . . . . . . . . . .         .3             .1             --             .1
    Addition from assumed conversion of 8.875% convertible senior
      subordinated notes . . . . . . . . . . . . . . . . . . . . . . . . .        5.2           21.6            5.2           21.6
    Addition from assumed conversion of 6.75% convertible
      subordinated debentures. . . . . . . . . . . . . . . . . . . . . . .        1.3            2.0            1.3            2.5
    Addition from assumed conversion of Series E Cumulative
     Convertible Exchangeable Preferred Stock. . . . . . . . . . . . . . .        3.4            3.4            3.4            3.4
                                                                           ----------     ----------     ----------     ----------
  Fully Diluted Weighted Average Shares Outstanding. . . . . . . . . . . .      109.4          117.9          109.3          118.4
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------

  Net Income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . $    (21.1)    $    127.9     $     11.3      $   224.7
  Less:
    Series E Cumulative Convertible Exchangeable Preferred Stock
      dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (2.0)          (2.0)          (4.0)          (4.0)
    Income adjustment associated with assumed conversion of Stone-
      Consolidated Corporation 8% convertible subordinated
      debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --           (3.0)            --           (3.9)
  Add back:
    Interest on 8.875% convertible senior subordinated notes . . . . . . .         .8            3.4            1.6            6.8
    Interest on 6.75% convertible subordinated debentures. . . . . . . . .         .5             .7             .9            1.8
    Series E Cumulative Convertible Exchangeable Preferred Stock
      dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.0            2.0            4.0            4.0
                                                                           ----------     ----------     ----------     ----------

  Net income (loss) used in computing fully diluted net income
    (loss) per common share. . . . . . . . . . . . . . . . . . . . . . . . $    (19.8)    $    129.0     $     13.8     $    229.4
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------
  FULLY DILUTED EARNINGS PER SHARE(A). . . . . . . . . . . . . . . . . . . $     (.18)    $     1.09     $      .13     $     1.94
                                                                           ----------     ----------     ----------     ----------
                                                                           ----------     ----------     ----------     ----------
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(A)  Fully diluted earnings per share for the three and six months ended
June 30, 1996 are not presented in the consolidated financial statements due to anti-dilutive nature.